UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2010

RANGER GOLD CORP
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-151419	26-0299388
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2533 N. Carson St., Suite 5018
Carson City, Nevada
(Address of Principal Executive Offices)

89706
(Zip Code)

(775) 888 3133
(Registrant’s Telephone Number, Including Area Code)
_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On January 25, 2010, Ranger Gold Corp., a Nevada corporation (the “Company”) closed a private placement of 550,000 units at $0.15 per unit for a total offering price of $82,500.  The units were offered by the Company pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended.  Each unit consists of one common share of the Company and two non-transferable share purchase warrants, designated Class A and Class B.  The Class A warrants are exercisable at a price of $0.25 per share and the Class B warrants are exercisable at a price of $0.50 per share.  The Class A warrants are exercisable commencing January 25, 2011 and the Class B warrants are exercisable commencing January 25, 2012.  Both the Class A and Class B warrants expire on January 25, 2015.  The private placement was fully subscribed to by two non-U.S. persons.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.                      Description

4.1	Form of Class A warrant

4.2	Form of Class B Warrant

10.1	Form of Private Placement Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Gold Corp.
(Registrant)

By: /s/ Gurpartap Singh Basrai
Name: Gurpartap Singh Basrai, Title: President, Chief Executive Officer, Treasurer, Secretary and Director

Date:  January 25, 2010